Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of the Southern Company (Southern Company) and AGL Resources Inc. (AGL Resources).
The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (pro forma statements of income) for the three months ended March 31, 2016 and the year ended December 31, 2015 give effect to the merger of a wholly-owned subsidiary of Southern Company, with and into AGL Resources, with AGL Resources continuing as the surviving corporation, as if it were completed on January 1, 2015. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (pro forma balance sheet) as of March 31, 2016 gives effect to the merger as if it were completed on March 31, 2016.
The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of Southern Company and AGL Resources. As such, the impact from merger-related expenses is not included in the accompanying pro forma statements of income. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger.
The merger will be accounted for as an acquisition of AGL Resources common shares by Southern Company and will follow the acquisition method of accounting for business combinations. The pro forma financial statements reflect a purchase price of $7.95 billion in cash, based upon an offer of $66.00 per share for the outstanding common stock of AGL Resources, funded principally through the issuance of debt and common equity by Southern Company.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed as well as changes in the composition of the assets and liabilities of AGL Resources through the closing date of the merger.
The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.
The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•	the consolidated financial statements of Southern Company as of and for the year ended December 31, 2015 included in Southern Company’s Annual Report on Form 10-K;

•	the consolidated financial statements of Southern Company as of and for the three months ended March 31, 2016 included in Southern Company’s Quarterly Report on Form 10-Q (“Form 10-Q”);

•
the consolidated financial statements of AGL Resources as of and for the year ended December 31, 2015 included in AGL Resources’ Annual Report on Form 10-K and attached as Exhibit 99.1 to Southern Company’s Current Report on Form 8-K dated May 5, 2016; and

•
the consolidated financial statements of AGL Resources as of and for the quarter ended March 31, 2016 included in AGL Resources’ Quarterly Report on Form 10-Q and attached as Exhibit 99.2 to Southern Company’s Current Report on Form 8-K dated May 5, 2016.

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Statements of Income
For the Three Months Ended March 31, 2016

	Southern Company	AGL Resources	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share data)
Operating Revenues:	$3,965	$1,334	$(11)	(a)(b)	$5,288

Operating Expenses:
Fuel	911	—	(5)	(a)	906
Purchased power	165	—	—		165
Cost of goods sold — gas operations	—	578	—		578
Other operations and maintenance	1,106	244	(9)	(c)	1,341
Depreciation and amortization	541	102	2	(d)	645
Taxes other than income taxes	256	62	—		318
Estimated loss on Kemper IGCC	53	—	—		53
Total operating expenses	3,032	986	(12)		4,006

Operating Income	933	348	1		1,282

Other Income and (Expense):
Allowance for equity funds used during construction	53	—	—		53
Interest expense, net	(246)	(47)	(60)	(e)	(353)
Other income (expense), net	(21)	3	14	(c)	(4)
Total other income and (expense)	(214)	(44)	(46)		(304)
Earnings Before Income Taxes	719	304	(45)		978
Income taxes	222	111	(17)	(f)	316
Consolidated net income	497	193	(28)		662

Dividends on preferred and preference stock of subsidiaries	11	—	—		11
Net income attributable to noncontrolling interests	1	11	—		12

Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries and Net Income Attributable to Noncontrolling Interests	$485	$182	$(28)		$639

Common Stock Data:
Earnings per share (EPS) —
Basic EPS	$0.53				$0.68
Diluted EPS	$0.53				$0.68
Average number of shares of common stock outstanding:
Basic	916		17	(g)	933
Diluted	922		17	(g)	939

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Statements of Income
For the Year Ended December 31, 2015

	Southern Company	AGL Resources	Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share data)
Operating Revenues:	$17,489	$3,941	$(70)	(a)(b)	$21,360

Operating Expenses:
Fuel	4,750	—	(47)	(a)	4,703
Purchased power	645	—	—		645
Cost of goods sold — gas operations	—	1,645	—		1,645
Other operations and maintenance	4,416	958	(71)	(c)	5,303
Depreciation and amortization	2,034	397	10	(d)	2,441
Taxes other than income taxes	997	181	—		1,178
Goodwill impairment	—	14	—		14
Estimated loss on Kemper IGCC	365	—	—		365
Total operating expenses	13,207	3,195	(108)		16,294

Operating Income	4,282	746	38		5,066

Other Income and (Expense):
Allowance for equity funds used during construction	226	4	—		230
Interest expense, net	(817)	(173)	(240)	(e)	(1,230)
Other income (expense), net	(62)	9	14	(c)	(39)
Total other income and (expense)	(653)	(160)	(226)		(1,039)
Earnings Before Income Taxes	3,629	586	(188)		4,027
Income taxes	1,194	213	(72)	(f)	1,335
Consolidated net income	2,435	373	(116)		2,692

Dividends on preferred and preference stock of subsidiaries	54	—	—		54
Net income attributable to noncontrolling interests	14	20	—		34

Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries and Net Income Attributable to Noncontrolling Interests	$2,367	$353	$(116)		$2,604

Common Stock Data:
Earnings per share (EPS) —
Basic EPS	$2.60				$2.79
Diluted EPS	$2.59				$2.78
Average number of shares of common stock outstanding:
Basic	910		23	(g)	933
Diluted	914		23	(g)	937

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Balance Sheet
As of March 31, 2016

	Southern Company	AGL Resources	Pro Forma Adjustments		Pro Forma Combined
	(in millions)
Current Assets:
Cash and cash equivalents	$754	$20	$(270)	(h)	$504
Receivables	1,647	929	—		2,576
Accumulated provision for uncollectible accounts	(13)	(36)	—		(49)
Fossil fuel stock	837	313	—		1,150
Materials and supplies	1,085	22	—		1,107
Prepaid expenses	486	62	—		548
Other regulatory assets, current	575	50	—		625
Other current assets	90	177	—		267
Total current assets	5,461	1,537	(270)		6,728
Property, Plant, and Equipment:
Property, plant, and equipment	87,118	12,777	(335)	(i)	99,560
Less accumulated depreciation	24,566	2,833	—		27,399
Total property, plant, and equipment	62,552	9,944	(335)		72,161
Other Property and Investments:
Nuclear decommissioning trusts, at fair value	1,540	—	—		1,540
Leveraged leases	761	—	—		761
Miscellaneous property and investments	488	—	—		488
Total other property and investments	2,789	—	—		2,789
Deferred Charges and Other Assets:
Goodwill	—	1,813	3,996	(j)	5,809
Intangible assets	—	105	378	(k)	483
Other regulatory assets, deferred	6,749	661	120	(l)	7,530
Other deferred charges and assets	1,184	276	—		1,460
Total deferred charges and other assets	7,933	2,855	4,494		15,282
Total Assets	$78,735	$14,336	$3,889		$96,960

Southern Company
Unaudited Pro Forma Condensed Combined
Consolidated Balance Sheet (continued)
As of March 31, 2016

	Southern Company	AGL Resources	Pro Forma Adjustments		Pro Forma Combined
	(in millions)

Current Liabilities:
Securities due within one year	$2,392	$470	$—		$2,862
Notes payable	1,195	557	—		1,752
Accounts payable	1,584	613	—		2,197
Customer deposits	406	141	—		547
Accrued expenses	949	231	—		1,180
Regulatory liabilities	210	159	—		369
Other current liabilities	1,120	318	—		1,438
Total current liabilities	7,856	2,489	—		10,345
Long-term Debt	26,091	3,273	7,070	(m)	36,434
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	12,274	1,921	(49)	(n)	14,146
Employee benefit obligations	2,546	513	—		3,059
Asset retirement obligations	3,504	3	—		3,507
Regulatory liabilities	1,639	1,632	—		3,271
Other deferred credits and liabilities	2,479	435	—		2,914
Total deferred credits and other liabilities	22,442	4,504	(49)		26,897
Total Liabilities	56,389	10,266	7,021		73,676

Redeemable Preferred Stock of Subsidiaries	118	—	—		118
Redeemable Noncontrolling Interest	44	38	—		82

Common Stockholders’ Equity:	20,797	4,032	(3,132)	(o)	21,697
Preferred and Preference Stock of Subsidiaries	609	—	—		609
Noncontrolling Interest	778	—	—		778
Total Stockholders’ Equity	22,184	4,032	(3,132)		23,084
Total Liabilities and Stockholders’ Equity	$78,735	$14,336	$3,889		$96,960

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Pro Forma Presentation
The pro forma statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015 give effect to the merger as if it were completed on January 1, 2015. The pro forma balance sheet as of March 31, 2016 gives effect to the merger as if it were completed on March 31, 2016. The pro forma financial statements have been derived from the historical consolidated financial statements of Southern Company and AGL Resources. Assumptions and estimates underlying the pro forma adjustments are described in Note 2 herein. The pro forma adjustments included in Note 2 herein are preliminary and will be revised at the time the merger is consummated as additional information becomes available and as additional analysis is performed. The final purchase price allocation, determined at the time the merger is completed, may differ materially from the information presented herein.
The merger is reflected in the pro forma financial statements as being accounted for as an acquisition of AGL Resources by Southern Company. Under the acquisition method of accounting, the total estimated purchase price is calculated as described in Note 2 herein. The assets acquired and the liabilities assumed have been measured and presented at estimated fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data.
AGL Resources’ regulated gas distribution operations are subject to the retail rate-setting authority of various state regulatory commissions, which includes provisions in place that provide revenues to recover costs of service, including a carrying charge on most net assets and liabilities. For the net assets and liabilities earning a carrying charge, the carrying values approximate fair values and pro forma adjustments are not required.
Transaction costs of $23 million for the three months ended March 31, 2016 and $85 million for the year ended December 31, 2015 have been excluded from the pro forma statements of income as they reflect non-recurring charges directly related to the merger. Additionally, the pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies that could result from the merger.
Note 2. Adjustments to Pro Forma Financial Statements
Basis of Presentation. The pro forma financial statements have been prepared based on the amounts reported in the consolidated balance sheets of Southern Company and AGL Resources as of March 31, 2016 and the consolidated statements of income of Southern Company and AGL Resources for the three months ended March 31, 2016 and the year ended December 31, 2015. Certain financial statement line items included in Southern Company’s and AGL Resources’ historical presentation have been combined as allowed by U.S. Securities and Exchange Commission (SEC) Regulation S-X. The combination of line items have no material impact on the historical operating income, net income, total assets, liabilities, or shareholders’ equity reported by Southern Company or AGL Resources.

Preliminary Purchase Price Allocation. The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of AGL Resources’ assets and liabilities. The allocation of the preliminary purchase price is as follows:

(in millions)
Current assets	$1,537
Property, plant, and equipment	9,609
Goodwill	5,809
Intangibles	483
Regulatory assets	781
Other assets	276
Current liabilities	(2,489)
Other liabilities	(4,455)
Long-term debt	(3,562)
Noncontrolling interests	(38)
Total purchase price	$7,951
Adjustments to Pro Forma Statements of Income

(a)
Operating Revenues and Fuel Expense–Reflects the elimination of sales and purchases between Southern Company and AGL Resources for the three months ended March 31, 2016 and the year ended December 31, 2015.

(b)
Operating Revenues–Reflects the annual amortization of the fair value adjustment associated with various executory contracts consisting of transport and storage contracts over a weighted-average life of 5 years. See adjustment (k) to the pro forma balance sheet for additional information.

(c)
Other Operations and Maintenance and Other Income (Expense), Net–Reflects the elimination of transaction costs incurred by Southern Company of $20 million for the three months ended March 31, 2016 ($6 million in Other Operations and Maintenance and $14 million in Other Income (Expense), Net) and $41 million for the year ended December 31, 2015 ($27 million in Other Operations and Maintenance and $14 million in Other Income (Expense), Net). Also reflects the elimination of transaction costs incurred by AGL Resources of $3 million for the three months ended March 31, 2016 and $44 million for the year ended December 31, 2015 in Other Operations and Maintenance. These costs have been eliminated as they will have no ongoing impact on the results of the combined entity.

(d)
Depreciation and Amortization–Reflects the amortization of identifiable intangibles related to customer relationships and trade names on a straight-line basis (over weighted-average remaining lives of 8 to 18 years) and an adjustment to depreciation expense based on the valuation adjustment for property, plant, and equipment (over a weighted-average life of 30 years). See adjustments (k) and (i), respectively, to the pro forma balance sheet for additional information.

(e)
Interest Expense–Reflects additional interest expense of $60 million for the three months ended March 31, 2016 and $240 million for the year ended December 31, 2015 as a result of Southern Company borrowing $6.8 billion to fund the purchase of AGL Resources at an assumed borrowing rate of 3.85%, which reflects the impact of related interest rate derivative instruments as described in Note (H) to the financial statements included in Southern Company’s Form 10-Q. An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease Southern Company’s interest expense by $2 million for the three months ended March 31, 2016 and by $9 million for the year ended December 31, 2015.

Also reflects a reduction in interest expense of $5 million for the three months ended March 31, 2016 and $21 million for the year ended December 31, 2015 as a result of amortizing pro forma fair value adjustments of $169 million related to AGL Resources’ debt not associated with its regulated utilities over the estimated remaining life of the individual debt issuances, which range up to 27 years. No adjustment has been made to interest expense with respect to the fair value adjustment associated with the debt of AGL

Resources’ regulated utilities. ASC 980, Regulatory Operations, requires interest expense to equal the amount allowed to be collected in rates. As a result, the pro forma fair value adjustment related to the debt of AGL Resources’ regulated subsidiaries is offset by an increase in regulatory assets in the pro forma balance sheet. The amortization of the adjustment to regulatory assets will offset the reduction in interest expense associated with the fair value debt adjustment. See adjustments (l) and (m) to the pro forma balance sheet for additional information.

(f)	Income Taxes–Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 38.5 percent.

(g)
Earnings Per Share–Pro forma earnings per share is computed as pro forma net income after dividends on preferred and preference stock and net income available to noncontrolling interests assuming the issuance of an additional 17 million shares of Southern Company common stock in order to finance $900 million of the purchase price of AGL Resources for both periods presented. Additionally, pro forma earnings per share for the year ended December 31, 2015 reflects the issuance of 6 million shares of Southern Company common stock during the first quarter of 2016 for proceeds of $270 million. See adjustment (h) to the pro forma balance sheet for additional information.

Adjustments to the Pro Forma Balance Sheet

(h)	Cash–Reflects the use of $270 million of cash on hand to fund a portion of the purchase price.

(i)	Property, Plant and Equipment–Represents the fair value adjustment related to AGL Resources’ property, plant and equipment.

(j)
Goodwill–Reflects the elimination of AGL Resources’ historical goodwill balance of $1.8 billion and the establishment of goodwill of $5.8 billion based on the preliminary estimate of the excess of the purchase price paid over the fair value of AGL Resources’ assets acquired and liabilities assumed, calculated as follows:

(in millions)
Purchase price	$7,951
Less: Fair value of net assets acquired	2,142
Less: AGL Resources’ existing goodwill	1,813
Pro forma goodwill adjustment	$3,996

(k)
Intangibles–Reflects the preliminary estimates of the incremental value of intangible assets consisting of customer relationship and trade names of $261 million and the fair value adjustment for executory contracts of $117 million consisting primarily of transport contract and storage contracts

(l)
Regulatory Assets–Reflects a $120 million adjustment to offset the preliminary estimate of the fair value adjustment of debt at the regulated utilities of AGL Resources, which are assumed to continue collecting interest expense through regulated rates equal to the stated interest rate on currently outstanding debt.

(m)
Long-term Debt–Reflects the issuance of $6.8 billion of long-term debt by Southern Company and the preliminary estimate of the fair value adjustment of $289 million to increase AGL Resources’ outstanding debt, $120 million of which is related to its regulated utilities and $169 million is associated with its unregulated businesses.

(n)
Deferred Income Taxes-Long-term–Reflects additional estimated deferred tax liabilities attributable to the fair value adjustments (excluding goodwill). Adjustment is based on the combined companies’ estimated post-merger composite statutory tax rate of 38.5 percent. The assumed effective tax rate does not take into account any possible future tax events that may impact the combined company.

(o)
Common Stockholders’ Equity–Reflects the elimination of AGL Resources’ historical equity balance of $4.0 billion and the assumed issuance of an additional 17 million shares of Southern Company common stock for proceeds of $900 million to finance the purchase price of AGL Resources.